UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Facility Agreement

Effective September 14, 2012, certain indirect subsidiaries located in Hong Kong (the “PCB Subsidiaries”) of TTM Technologies, Inc. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with a syndicate of eight banks led by The Hongkong and Shanghai Banking Corporation Limited. Pursuant to the Facility Agreement, the lenders, subject to the satisfaction of certain conditions to drawdown, will provide credit facilities in the total amount of $540 million to the PCB Subsidiaries. The credit facilities will be used to repay in full the outstanding loans under the existing $582.5 million credit facilities of the PCB Subsidiaries and as working capital for the PCB Subsidiaries and other indirect subsidiaries of the Company operating in the Asia Pacific Region. Loans made under these new credit facilities will be secured by certain assets of the PCB Subsidiaries.

The Company, TTM Technologies (Asia Pacific) Limited, an indirect wholly owned subsidiary of the Company (“TTM Asia Pacific”), and certain other indirect subsidiaries of the Company became parties to the Facility Agreement as guarantors of the obligations of the PCB Subsidiaries under the Facility Agreement. In addition, TTM Technologies International, Inc., a direct wholly owned subsidiary of the Company (“TTM International”), has pledged its equity interests in TTM Asia Pacific as security, and TTM Asia Pacific and other indirect subsidiaries of the Company have pledged their equity interests in the PCB Subsidiaries as security, for their obligations under the Facility Agreement. TTM Asia Pacific and other of the Company’s foreign indirect subsidiaries have also granted a security interest in all of their assets by way of floating charge to the lenders under the Facility Agreement.

The Facility Agreement provides that the credit facilities consist of three tranches comprising (a) tranche A, consisting of a $370 million term loan with a variable interest rate per annum equal to the London interbank offered rate plus 238 basis points, (b) tranche B, consisting of a $90 million revolving credit facility with an interest rate per annum equal to the London interbank offered rate plus 238 basis points, and (c) tranche C, consisting of an $80 million letter of credit facility. The PCB Subsidiaries intend to draw all of tranche A before the end of the Company’s current fiscal quarter. The Company is required to pay to the lenders certain fees, including a commitment fee of 0.5% per annum on the undrawn and uncancelled amount of all tranches, a front-end fee of $6.2 million, letters of credit opening fees equal to 0.1% of each letter of credit (0.5% for standby letters of credit), letters of credit fronting fees equal to 0.05% of each letter of credit, and a letters of credit acceptance commission equal to 0.75% per annum on the daily balance of accepted letters of credit. The tranche A term loan and the tranche C letters of credit facility have a maturity of four years, and the tranche B revolving credit facility has a maturity of three and one-half years. The tranche A term loan is required to be repaid in installments, with the first installment due eighteen months after the date of the Facility Agreement and subsequent installments due every six months thereafter.

The Facility Agreement contains various financial, operational and informational covenants that the Company, the PCB Subsidiaries and other of the Company’s indirect subsidiaries must satisfy during the term of the Facility Agreement. The Facility Agreement requires that the Company maintain a specified consolidated tangible net worth, gearing ratio (the ratio of consolidated net borrowings to consolidated tangible net worth), interest cover ratio (the ratio of EBITDA (as defined in the Facility Agreement) to interest expenses), leverage ratio (the ratio of consolidated net borrowing to EBITDA), and consolidated current assets ratio (the ratio of consolidated current assets to consolidated current liabilities). Further, during the term of the Facility Agreement, Mr. Tang Hsiang Chien (“Mr. Tang”, a citizen of Hong Kong Special Administrative Region of the People’s Republic of China and the father of Mr. Tang Chung Yen, Tom, one of the Company’s directors), his estate, and his children, as well as the companies directly or indirectly owned or controlled by him, his estate, or his children (collectively, the “Tang Family”), are required (a) to beneficially own not less than 15% of the Company’s outstanding capital stock, and (b) to have the power to appoint, and to have appointed, more than 50% of the number of directors to the board of directors of TTM Asia Pacific.

Under certain conditions, the lending commitments under the Facility Agreement may be terminated by the lenders and amounts outstanding under the Facility Agreement may be accelerated. Such events of default include, among other items set forth in the Facility Agreement, failure to pay any principal, interest, or other amounts when due; failure to comply with covenants; breach of representations or warranties in any material respect; non-payment or acceleration of other material debt of the Company or the borrowers; the occurrence of a material adverse effect (as defined in the Facility Agreement); failure of the Company to be listed on a U.S. stock exchange; and certain insolvency events, subject to various exceptions and notice, cure, and grace periods.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Facility Agreement, and is subject to and qualified in its entirety by reference to the Facility Agreement attached hereto as Exhibit 10.26, which is incorporated by reference into this Item 1.01.

First Amendment to Shareholders’ Agreement

In connection with the Facility Agreement, the Company entered into a First Amendment to Shareholders’ Agreement (the “First Amendment”), effective September 14, 2012, by and among the Company, Mr. Tang and certain of the Tang Family, whereby such parties agreed to amend certain of the terms and conditions of that certain Shareholders’ Agreement, dated as of April 9, 2010 (the “Original Agreement”). The First Amendment amends the Original Agreement by providing that the Tang Family shall be required to maintain not less than a 15% ownership of the outstanding capital stock of the Company, as required by the Facility Agreement. The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the First Amendment, and is subject to and qualified in its entirety by reference to the First Amendment attached hereto as Exhibit 4.7, which is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under “Facility Agreement” in Item 1.01 to this Current Report on Form 8-K and Exhibit 10.26 attached hereto are hereby incorporated by reference in their entirety into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On September 19, 2012, the Company issued a press release announcing the Facility Agreement. A copy of such press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

4.7	First Amendment to Shareholders’ Agreement, dated September 14, 2012, by and among Tang Hsiang Chien; Su Sih (BVI) Limited; Tang Chung Yen, Tom; Tang Ying Ming, Mai; and TTM Technologies, Inc.

10.26	Facility Agreement, dated September 14, 2012, by and among the PCB Subsidiaries, the lenders, and the other parties named therein

99.1	Press release dated September 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2012	TTM TECHNOLOGIES, INC.

	By:	/s/ Steven W. Richards
Steven W. Richards
EVP, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.7	First Amendment to Shareholders’ Agreement, dated September 14, 2012, by and among Tang Hsiang Chien; Su Sih (BVI) Limited; Tang Chung Yen, Tom; Tang Ying Ming, Mai; and TTM Technologies, Inc.

10.26	Facility Agreement, dated September 14, 2012, by and among the PCB Subsidiaries, the lenders, and the other parties named therein

99.1	Press release dated September 19, 2012